Exhibit 99.2
                        Southcoast Financial Corporation
                                  News Release

                              Southcoast Announces
                                 Stock Buy Back

Mt. Pleasant, S.C., January 18, 2008 / Prime Newswire /Southcoast Financial Corporation (NASDAQ: SOCB) announced today that its Board of Directors has authorized the repurchase of up to 484,527 shares of its common stock (ten percent of outstanding shares at January 15, 2008). Purchases will be in the open market and block trades will be permitted, all in accordance with Rule 10b-18 under the Securities Exchange Act of 1934. Purchases will be transacted through one or more brokerage firms determined by the Company's management.

Southcoast Financial Corporation, headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on NASDAQ under the symbol SOCB.


SOURCE   Southcoast Financial Corporation
/ Contact William C. Heslop, Senior Vice President and
Chief Financial Officer, (843) 216-3019